UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2004

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, NY		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2004, Symbol Technologies, Inc. (the "Registrant") entered into a new short-term credit facility of $250,000,000 used to finance the acquisition of Matrics, Inc., a leader in EPC (electronic product code)-compliant Radio Frequency Identification (RFID) systems ("Matrics"). Pursuant to the Bridge Loan Agreement, dated as of September 9, 2004, among the Registrant, Telxon Corporation, @pos.com, Inc., Matrics, JPMorgan Chase Bank, as administrative agent, Fleet National Bank, Bank of Tokyo-Mitsubishi Trust Company, UBS Loan Finance LLC, Wachovia Capital Investments, Inc. and Fleet National Bank, as documentation agent, the borrowing under the short-term credit facility initially has an interest rate of three-month adjusted LIBOR plus 400 basis points and matures on September 9, 2005, subject to extension. The annual interest on the short-term credit facility will increase by 100 basis points on November 1, 2004 (unless the loan is repaid in full on or prior to November 5, 2004) and will continue to increase by 50 basis points monthly thereafter with a cap of 11.5%. The obligations of the Registrant under the short-term credit facility are guaranteed by Telxon Corporation, @pos.com, Inc. and Matrics, wholly-owned subsidiaries of the Registrant. This description of the short-term credit facility is qualified in its entirety by the Bridge Loan Agreement, attached as Exhibit 1.1 of this Current Report on Form 8-K. The lenders will have the option to exchange the loans under the short term credit facility for Senior Exchange Notes due 2011, issued pursuant to the Exchange Note Indenture, beginning September 5, 2005. This description of the Senior Exchange Notes is qualified in its entirety by the Exchange Note Indenture, The Bank of New York, as Trustee, dated as of September 9, 2004, attached as Exhibit 1.2 of this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 9, 2004, the Registrant completed its acquisition of Matrics, pursuant to the terms of an Agreement and Plan of Merger dated as of July 26, 2004 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the Registrant paid total cash consideration of $230 million for all of the outstanding stock of Matrics. The Registrant financed the acquisition through borrowings under its new short-term credit facility. This description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, attached as Exhibit 2.1 of this Current Report on Form 8-K. A press release, dated September 9, 2004, discussing the acquisition is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 9, 2004, the Registrant entered into a new short-term credit facility of $250,000,000 used to finance the acquisition of Matrics. Pursuant to the Bridge Loan Agreement, dated as of September 9, 2004, among the Registrant, Telxon Corporation, @pos.com, Inc., Matrics, JPMorgan Chase Bank, as administrative agent, Fleet National Bank, Bank of Tokyo-Mitsubishi Trust Company, UBS Loan Finance LLC, Wachovia Capital Investments, Inc. and Fleet National Bank, as documentation agent, the borrowing under the short-term credit facility initially has an interest rate of three-month adjusted LIBOR plus 400 basis points and matures on September 9, 2005, subject to extension. The annual interest on the short-term credit facility will increase by 100 basis points on November 1, 2004 (unless the loan is repaid in full on or prior to November 5, 2004) and will continue to increase by 50 basis points monthly thereafter with a cap of 11.5%. The obligations of the Registrant under the short term credit facility are guaranteed by Telxon Corporation, @pos.com, Inc. and Matrics, wholly-owned subsidiaries of the Registrant. This description of the short-term credit facility is qualified in its entirety by the Bridge Loan Agreement, attached as Exhibit 1.1 of this Current Report on Form 8-K. The lenders will have the option to exchange the loans under the short-term credit facility for Senior Exchange Notes due 2011, issued pursuant to the Exchange Note Indenture, beginning September 5, 2005. This description of the Senior Exchange Notes is qualified in its entirety by the Exchange Note Indenture, The Bank of New York as Trustee, dated as of September 9, 2004, attached as Exhibit 1.2 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(b) Pro forma financial information.

Pro forma financial information required by this Item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(c) Exhibits.

1.1 Bridge Loan Agreement, dated as of September 9, 2004, among Symbol Technologies, Inc., the subsidiary guarantors and lending institutions identified in the Bridge Loan Agreement, JPMorgan Chase Bank, as administrative agent and Fleet National Bank, as documentation agent.

1.2 Exchange Note Indenture, dated as of September 9, 2004, relating to Symbol’s Senior Exchange Notes due 2011.

2.1 Agreement and Plan of Merger, dated as of July 26, 2004, by and among Symbol Technologies, Inc., Marvin Acquisition Corp. and Matrics, Inc.

99.1 Press Release, dated September 9, 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc. (Registrant)

September 15, 2004	By:	Mark T. Greenquist

Name: Mark T. Greenquist
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

EX-1.1	Bridge Loan Agreement, dated as of September 9, 2004
EX-1.2	Exchange Note Indenture, dated as of September 9, 2004
EX-2.1	Agreement and Plan of Merger, dated as of July 26, 2004
EX-99.1	Press Release dated September 9, 2004